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                               VINEYARD LEASE AGREEMENT



    THIS VINEYARD LEASE AGREEMENT (this "Lease") is made and entered into as of April 1, 1995, by and between VINEYARD INVESTORS 1972, a California limited partnership ("Landlord"), and JOSEPH PHELPS VINEYARDS, a California corporation ("Tenant").


                                       RECITALS


    A. Landlord is the owner of an approximate 407 acre parcel of real property located in the County of Monterey, State of California, as more particularly described on EXHIBIT A attached hereto and made a part hereof (the "Wild Horse Vineyard").

    B. Tenant desires to lease from Landlord an approximate 28-acre portion of the Wild Horse Vineyard currently planted to the Grenache winegrape variety, and more particularly described on EXHIBIT B attached hereto and made a part hereof.

    C. Simultaneously with the execution of this Lease, Tenant is entering into a Grenache Vineyard Management Agreement (the "Grenache Management Agreement") with Scheid Vineyards and Management Co., a California corporation ("SCHEID"). SCHEID is the general partner of Landlord.

    NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:


                                      AGREEMENT


    1. LEASE. Landlord, in consideration of the rents, terms, covenants and agreements hereinafter set forth on the part of Tenant to be paid, kept and performed, grants, demises and lets to Tenant, and Tenant hereby takes and hires from Landlord on the terms, covenants, provisions and agreements hereinafter provided, all that certain tract or parcel of land containing approximately twenty-eight (28) acres, located in the County of Monterey, State of California, and more particularly described on EXHIBIT B attached hereto and made a part hereof, together with any and all improvements (including vines) presently on that land and all appurtenances, rights, interests, easements and privileges belonging or in any way appertaining to the same (collectively, the "Premises").

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    2.  TERM AND DURATION.

         2.1  INITIAL TERM.  The initial term (the "Initial Term") of this
Lease shall be thirty-six (36) months commencing as of January 1, 1995 (the "Commencement Date"), and, unless extended pursuant to Section 2.2 below, ending at midnight on December 31, 1997. The Initial Term and any Extended Term (as defined below) are hereinafter sometimes collectively referred to as the "Lease Term."

         2.2  EXTENDED TERM.  Provided no Event of Default (as defined in
Section 12.1 hereof) exists on the exercise date of the option granted in this
Section 2.2 or on the commencement date of the Extended Term, Landlord hereby grants to Tenant one option to extend the term of this Lease for an option period of one (1) year ending on December 31, 1998 (the "Extended Term"). If Tenant exercises the foregoing option, the Extended Term shall be on and subject to all of the terms, covenants, conditions, provisions and agreements of this Lease, except as otherwise specified herein. If Tenant elects to exercise its option to extend, Tenant shall give Landlord written notice of its election in accordance with the provisions of Section 14 hereof on or before July 1, 1997.

    3.   RENT.

         3.1 BASIC RENT. Tenant covenants and agrees to pay Landlord at the address provided in Section 14 hereof for notices to Landlord, or at such other place or places as Landlord shall from time to time designate in writing, without demand, offset or deduction of any nature whatsoever, except as otherwise specifically provided in this Lease, net annual basic rental (the "Basic Rent"). The Basic Rent shall be Twenty-Eight Thousand Dollars ($28,000) per annum, prorated for any partial year. Basic Rent payable with respect to each Lease Year (as defined below) shall be payable in equal monthly installments of $2,333.33, and shall be due on the first day of each month commencing on May 1, 1995; provided, however, that, upon execution of this Agreement by Tenant, Tenant shall pay to Landlord $9,333.32 as the Basic Rent for the months of January, February, March and April, 1995. Basic Rent payable with respect to any partial month shall be the amount of Basic Rent otherwise payable during that month multiplied by a fraction, the numerator of which shall be the number of days the Premises were leased by Tenant during such month and the denominator of which shall be the total number of days in such month.

         3.2 LEASE YEAR. "Lease Year" means that period of twelve (12) or fewer consecutive months which ends on December 31 of each whole or partial calendar year during the term of this Lease.

    4.   USE AND OCCUPANCY.

         4.1 PERMITTED USE. Subject to the provisions of Section 4.2 below, Tenant may use the Premises for viticulture and for other purposes accessory to the viticultural use of the Premises.


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         4.2  GRENACHE MANAGEMENT AGREEMENT.  Tenant and Landlord acknowledge that, during the Lease Term, the Premises shall be managed pursuant to the Grenache Management Agreement.

    5. UTILITIES. Tenant shall pay all costs in connection with Tenant's operations upon the Premises, including but not limited to costs of preparing the Premises for planting of crops, production costs, costs of tools and labor, electricity and other utilities, and costs of irrigation.

    6. TAXES AND IMPOSITIONS. Landlord covenants and agrees to pay, prior to delinquency, all real estate taxes, governmental impositions, special assessments and general assessments which are levied or assessed against the Premises and which become payable during the term of this Lease.

    7. INSURANCE. Insurance in connection with the Premises and Tenant's operations thereon shall be maintained as provided in the Grenache Management Agreement.

    8. LIMITATION ON LANDLORD LIABILITY. Subject to the provisions of this Lease, Tenant covenants and agrees that during the term of this lease, Landlord shall not be liable or responsible for damages for any personal injury or injuries, death, damage or loss to any persons or property that may be suffered or sustained on or about the Premises or any part thereof and which arise from Tenant's failure to keep the Premises in good condition and repair or from the use or occupancy of the Premises by Tenant or its agents, contractors, employees, or invitees.

    9. IMPROVEMENTS. Without the prior written consent of Landlord in its sole discretion, Tenant shall not make or erect on the Premises or on any portions thereof, any building, improvement, structure or appurtenances thereto.

    10. COMPLIANCE WITH LAWS. During the Lease Term, Tenant shall comply with all applicable laws, ordinances, orders, rules, regulations and requirements of Federal, State, County, City and Municipal Governments, departments, bureaus, boards, commissions and officials with respect to the Premises, the improvements thereon or the use or occupancy thereof. Tenant shall have the right, after prior written notice to Landlord, to contest by appropriate legal proceedings (which shall be conducted diligently and in good faith in the name of Landlord or Tenant or both), and without cost or expenses to Landlord, the validity or applicability of any law, ordinance, order, rule, regulation or requirement referred to in this Section 10, and Tenant shall have the right to delay observance thereof and compliance therewith until such contest is finally determined and is no longer subject to appeal, provided that observance and compliance therewith pending the prosecution of such proceeding may be legally delayed without subjecting Landlord to any criminal liability or fine.


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    11.  MAINTENANCE, REPAIRS AND ALTERATIONS.

         11.1 TENANT'S OBLIGATIONS. Tenant shall keep the Premises in good order, condition and repair throughout the Lease Term. On the last day of the Lease Term, or on sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in good and sound condition, ordinary wear and tear excepted, clean and free of debris.

         11.2 REPAIR AND RESTORATION. Repairs, restorations and replacements to the Premises, as may be required to maintain the Premises in good and safe condition, shall be made in accordance with the terms of the Grenache Management Agreement.

    12.  DEFAULTS; REMEDIES.

         12.1 EVENTS OF TENANT DEFAULT. The following shall constitute events of default ("Events of Default") under this Lease:

         (1) Tenant shall fail to make any payment of Basic Rent or any other sum payable by Tenant under the terms of this Lease within ten (10) days after receipt of written notice from Landlord that the same is due and payable;

         (2) Tenant shall fail to perform any other agreement or covenant of Tenant under this Lease and Tenant shall fail to cure such default within thirty (30) days after written notice thereof from Landlord; provided, however, if such default may not be reasonably cured by Tenant within such thirty (30) day period, then no Event of Default shall occur hereunder provided Tenant commences cure within such thirty (30) day period and thereafter diligently pursues cure to completion;

         (3) Tenant shall make any general arrangement or assignment for the benefit of creditors, any petition shall be filed by or against Tenant under any chapter of the Federal Bankruptcy Code, or any successor statute thereto, or Tenant shall be adjudicated as a bankrupt or insolvent, or a receiver or trustee shall be appointed to take possession of all or substantially all of the assets of Tenant, or any other action shall be taken or suffered by Tenant under any State or Federal insolvency or bankruptcy law; or

         (4)  The Management Agreement shall be terminated for any reason.

         12.2 LANDLORD REMEDIES. Upon the occurrence of any Event of Default, Landlord, with or without further notice or demand, may at its option terminate Tenant's right to possession of the Premises on account of such breach and recover from Tenant all damages allowed under Section 1951.2 of the California Civil Code, including, without limitation, (i) the worth at the time of the award of the unpaid Rent which had been earned at the time of termination, (ii) the worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of


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such rental loss that Tenant proves could have been reasonably avoided, and
(iii) the worth at the time of the award of the amount by which the unpaid Rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided, or not terminate Tenant's right to possession because of such breach, but continue this Lease in full force and effect; and in that event (A) Landlord may enforce all rights and remedies under this Lease and under the provisions of
Section 1951.4 of the California Civil Code, including, without limitation, the right to recover the Rent and all other charges due hereunder as such Rent and other charges become due hereunder, and (B) Tenant may assign its interest in this Lease with Landlord's prior written consent, which consent shall not be unreasonably withheld; provided, however, no such assignment shall release Tenant from liability hereunder.

         12.3 NOTICE OF TERMINATION. No reentry or reletting of the Premises by Landlord following a default by Tenant shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession under this Lease unless a written notice of such intention is given by Landlord to Tenant. Notwithstanding any such reletting, Landlord may at any time thereafter elect, so long as Tenant remains in default, to terminate this Lease and Tenant's right to possession hereunder.

         12.4 INTEREST. Any sum accruing to Landlord under the terms and provisions of this Lease which shall not be paid when due shall bear interest at the interest rate provided below from the date the same becomes due and payable by the terms and provisions of this Lease until paid, unless otherwise specifically provided in this Lease. The interest rate which shall apply shall be the lesser of (i) the discount rate charged by the San Francisco Reserve Bank plus five (5) percentage points, or (ii) the highest rate allowed by applicable law.

         12.5 OTHER LANDLORD REMEDIES. Nothing contained in this Lease shall limit Landlord to the remedies set forth in this Section 12; upon Tenant's default, Landlord shall be entitled to exercise any right or remedy then provided by law, including, without limitation, the right to obtain injunctive relief and the right to recover all damages caused by Tenant's default in the performance of any of its obligations under this Lease. The various rights, elections, and remedies of Landlord and Tenant contained in this Lease shall be cumulative, and no one of them shall be construed as exclusive of any of the others or of any right, priority or remedy allowed or provided for by law.

         12.6 LANDLORD DEFAULTS. In the event Landlord shall neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease within thirty (30) days after receipt by Landlord of Tenant's written notice specifying the nature of Landlord's default, then Landlord shall be responsible to Tenant for any and all damages sustained by Tenant as a result of Landlord's breach. In addition to damages, Tenant may seek injunctive relief at any time upon showing that Landlord's continued non-performance or breach would cause immediate or irrevocable harm to Tenant. Notwithstanding anything to the contrary herein contained, should the nature of Landlord's obligation reasonably require more than thirty (30) days to perform, Landlord shall not be deemed in default if Landlord commences performance within said thirty (30) day period and thereafter diligently pursues cure to completion. If Landlord shall fail to cure any default under this Lease within the above provided period, Tenant shall have the


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right to cure any such default at Landlord's expense, and Landlord shall immediately reimburse Tenant the sum so paid (including reasonable attorneys' fees).

    13. SEVERABILITY. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which such term or provision is held invalid or unenforceable, shall not be affected thereby, and shall continue to be valid and to be enforced to the fullest extent permitted by law.

    14. NOTICES. Whenever it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be in writing, and shall be deemed to have been duly given or served (a) if personally served, when received or (b) 72-hours after the same is deposited in the United States mail as certified or registered mail, return receipt requested, postage prepaid, and addressed as follows:

         To Landlord:

         Vineyard Investors 1972
         Scheid Vineyards and Management Co.
         13470 Washington Blvd, Suite 300
         Marina del Rey, CA  90292

         To Tenant:

         Joseph Phelps Vineyards
         200 Taplin Road
         P.O. Box 1031
         St. Helena, CA  94574
         Attn:  Joseph Phelps

    15. ASSIGNMENT AND SUBLETTING. Tenant shall have no right to assign its interest in this Lease or to sublet the whole or any portion or portions of the Premises.

    16. SUCCESSORS AND ASSIGNS. Except as otherwise provided in this Lease, all covenants, agreements, provisions, and conditions of this Lease shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

    17. SUBORDINATION. This Lease and all of Tenant's right, title and interest in the Premises demised hereunder shall be subject and subordinate to any mortgages or deeds of trust that now exist or that may subsequently be placed upon the Premises, to all advances made under them, and to all amendments, modifications, extensions or replacements of them.

    18. NO WAIVER. No waiver by either party of any covenant or condition contained in this Lease or of any breach of any such covenant or condition shall


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constitute a waiver by such party of any subsequent breach of such covenant or condition, or justify or authorize the nonobservance by the other party on any other occasion of the same or any other covenant or condition hereof.

    19. INTERPRETATION. This Lease shall be construed in accordance with the internal laws of the State of California without application of the conflicts of laws provisions thereof. Whenever the contents of any provision shall require, the singular number shall be deemed to include the plural number, and vice versa, and the reference to any gender shall be deemed to include reference to all other genders. This Lease has been drafted by both parties and shall not be construed either for or against Landlord or Tenant. The captions and headings of the Sections of this Lease are solely for convenience and shall not be deemed to be a part of this Lease for the purpose of construing the meaning hereof or for any other purpose.

    20. ENTIRE AGREEMENT. This Lease, together with the Grenache Management Agreement, contains the entire agreement of the parties hereto with respect to the letting and hiring of the Premises described above and this Lease may not be amended, modified, released or discharged, in whole or in part, except by an instrument in writing signed by the parties hereto or their respective successors or assigns.

    21. ATTORNEYS' FEES. If either party brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party in any such action shall be entitled to recover from the other party its reasonable attorneys' fees and costs as determined by the court, in addition to any other relief to which it may be entitled.


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    IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

                             VINEYARD INVESTORS 1972,
                             a California limited partnership

                             By:  Scheid Vineyards and Management Co.,
                                  a California corporation, its General Partner


                                  By: /s/ Scott D. Scheid
                                     -----------------------------------------

                                  Its: Vice President
                                      ----------------------------------------



                             JOSEPH PHELPS VINEYARDS,
                             a California corporation


                                  By: /s/ Craig Williams
                                     -----------------------------------------

                                  Its: V.P. Production
                                      ----------------------------------------


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